Exhibit 99.1

Clarus Reports Third Quarter 2025 Results

Increased Quarterly Sales 3% and Adjusted EBITDA 15%

Adventure Reported Sales up 16%

Apparel Sales at Outdoor up 29%

SALT LAKE CITY, November 6, 2025 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $69.3 million compared to $67.1 million.
•	Gross margin was 35.1% compared to 35.0%; adjusted gross margin of 35.1% compared to 37.8%.
•	Net loss of $1.6 million, or $(0.04) per diluted share, compared to net loss of $3.2 million, or $(0.08) per diluted share.
•	Adjusted net income of $1.8 million, or $0.05 per diluted share, compared to adjusted net income of $1.9 million, or $0.05 per diluted share.
•	Adjusted EBITDA of $2.8 million with an adjusted EBITDA margin of 4.0% compared to $2.4 million with an adjusted EBITDA margin of 3.6%.

Management Commentary

“During the third quarter, we continued to navigate a challenging global consumer landscape,” said Warren Kanders, Clarus’ Executive Chairman. “Amidst the macro uncertainty, particularly with respect to evolving tariff policies and consumer behavior, our focus is on controlling what we can to position Clarus for sustainable, profitable growth as market conditions normalize. We continued to make incremental progress against our operational initiatives, reflected in Q3 revenue and adjusted EBITDA growth year-over-year. Under the new leadership team, Adventure segment sales increased 16%, supported by solid results in the core Australia market. A key highlight in the Outdoor segment has been the success of the revamped Black Diamond apparel line, which saw sales growth of 29% over the prior year period. We continued to advance our overall strategic plan during the quarter, prioritizing our best customers and most profitable products and styles in Outdoor, and simplified the organizational structure at Adventure.”

“As we look toward the future, we are focused on unlocking the intrinsic value at each of the Outdoor and Adventure segments, especially as we consider the disconnect between the sum of the parts value of our two segments and today's market valuation. After multiple quarters of disciplined execution and operational progress, Black Diamond is emerging from a period of considerable transformation as a more resilient and focused business poised to capitalize on growth opportunities ahead. At Adventure, we are taking steps to align our cost structure and strategic roadmap with market realities. We continue to believe that the business is only beginning to tap into significant growth opportunities in the Americas and in Europe, and we are committed to fitting more vehicles across the globe to drive this growth. Across both segments, we are focused on near-term actions that will enhance profitability and set the stage for long-term value creation.”

Third Quarter 2025 Financial Results

Sales in the third quarter were $69.3 million compared to $67.1 million in the same year-ago quarter. Sales in the Outdoor segment decreased 1% to $48.7 million, compared to $49.3 million in the year-ago quarter. Sales in the Adventure segment increased 16% to $20.7 million, compared to $17.8 million in the year-ago quarter.

The decrease in Outdoor sales was due to a shift in timing for independent global distributor revenues into the second quarter, lower global direct-to-consumer revenues, and lower PIEPS revenue due to its sale in July 2025, partially offset by an increase in North America wholesale revenue. North America wholesale sales at Outdoor were up $3.1 million or 16%.

Increased sales in the Adventure segment reflected a favorable wholesale market in Australia for Rhino-Rack and increased contributions from the acquisition of RockyMounts. RockyMounts contributed $1.5 million of the growth compared to the prior year period.

Gross margin in the third quarter was 35.1% compared to 35.0% in the year-ago quarter. The increase in gross margin was primarily due to higher volumes at the Adventure segment and a favorable product mix at the Outdoor segment. These increases were partially offset by an unfavorable product mix within the Adventure segment, tariff impacts at both segments, lower volumes at the Outdoor segment due to the sale of PIEPS, and unfavorable foreign currency impacts at the Outdoor segment.

Selling, general and administrative expenses in the third quarter were $26.2 million compared to $27.9 million in the same year-ago quarter. The decrease was primarily due to lower employee-related expenses, lower costs from PIEPS due to its sale, as well as other expense reduction initiatives across both segments and at Corporate to manage costs.

Net loss in the third quarter of 2025 was $1.6 million, or $(0.04) per diluted share, compared to net loss of $3.2 million, or $(0.08) per diluted share in the year-ago quarter.

Adjusted net income in the third quarter of 2025 was $1.8 million, or $0.05 per diluted share, compared to adjusted net income of $1.9 million, or $0.05 per diluted share, in the year-ago quarter. Adjusted net loss excludes legal cost and regulatory matters expenses, inventory reserves, restructuring charges and transaction costs, as well as non-cash items for intangible amortization, disposal of internally developed software, contingent consideration benefits, and stock-based compensation.

Adjusted EBITDA from continuing operations in the third quarter was $2.8 million, or an adjusted EBITDA margin of 4.0%, compared to adjusted EBITDA from continuing operations of $2.4 million, or an adjusted EBITDA margin of 3.6%, in the same year-ago quarter.

Net cash used in operating activities for the three months ended September 30, 2025, was $5.7 million compared to net cash used of $8.3 million in the prior year quarter. Capital expenditures in the third quarter of 2025 were $1.2 million compared to $1.1 million in the prior year quarter. Free cash flow for the third quarter of 2025 was an outflow of $6.9 million.

Liquidity at September 30, 2025 vs. December 31, 2024

•	Cash and cash equivalents totaled $29.5 million compared to $45.4 million.
•	Total debt of $2.0 million compared to $1.9 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2025 results. To access the call by phone, please dial (888)-596-4144 or (646)-968-2525. When the line is picked up, dial 9696620 and press #. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors®, and RockyMounts® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures adjusted EBITDA and/or adjusted EBITDA margin for the fiscal year 2025 to net income for the fiscal year 2025, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA and/or adjusted EBITDA margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash	$29,508	$45,359
Accounts receivable, less allowance for
credit losses of $1,254 and $1,271	51,755	43,678
Inventories	86,546	82,278
Prepaid and other current assets	5,330	5,555
Income tax receivable	1,700	910
Total current assets	174,839	177,780

Property and equipment, net	18,582	17,606
Other intangible assets, net	25,577	31,516
Indefinite-lived intangible assets	45,212	46,750
Goodwill	3,804	3,804
Deferred income taxes	36	36
Other long-term assets	15,020	16,602
Total assets	$283,070	$294,094

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,610	$11,873
Accrued liabilities	24,883	22,276
Income tax payable	47	-
Current portion of long-term debt	1,980	1,888
Total current liabilities	37,520	36,037

Deferred income taxes	8,485	12,210
Other long-term liabilities	11,260	12,754
Total liabilities	57,265	61,001

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,054 and 43,004 issued and 38,402 and 38,362 outstanding, respectively	4	4
Additional paid in capital	702,160	697,592
Accumulated deficit	(425,032)	(406,857)
Treasury stock, at cost	(33,156)	(33,114)
Accumulated other comprehensive loss	(18,171)	(24,532)
Total stockholders’ equity	225,805	233,093
Total liabilities and stockholders’ equity	$283,070	$294,094

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2025	September 30, 2024
Sales
Domestic sales	$28,261	$24,365
International sales	41,086	42,750
Total sales	69,347	67,115

Cost of goods sold	44,981	43,618
Gross profit	24,366	23,497

Operating expenses
Selling, general and administrative	26,155	27,880
Restructuring charges	155	478
Transaction costs	436	103
Contingent consideration benefit	(355)	-
Legal costs and regulatory matter expenses	1,001	394

Total operating expenses	27,392	28,855

Operating loss	(3,026)	(5,358)

Other (expense) income
Interest income, net	108	373
Other, net	(943)	1,164

Total other (expense) income, net	(835)	1,537

Loss before income tax	(3,861)	(3,821)
Income tax benefit	(2,244)	(664)
Net loss	$(1,617)	$(3,157)

Net loss per share:
Basic	$(0.04)	$(0.08)
Diluted	(0.04)	(0.08)

Weighted average shares outstanding:
Basic	38,402	38,352
Diluted	38,402	38,352

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Sales
Domestic sales	$77,794	$75,583
International sales	107,233	117,327
Total sales	185,027	192,910

Cost of goods sold	120,187	124,156
Gross profit	64,840	68,754

Operating expenses
Selling, general and administrative	79,681	84,176
Restructuring charges	489	1,009
Transaction costs	686	168
Contingent consideration benefit	(355)	(125)
Legal costs and regulatory matter expenses	3,463	3,795
Impairment of indefinite-lived intangible assets	1,565	-

Total operating expenses	85,529	89,023

Operating loss	(20,689)	(20,269)

Other income
Interest income, net	518	1,198
Other, net	999	669

Total other income, net	1,517	1,867

Loss before income tax	(19,172)	(18,402)
Income tax benefit	(3,877)	(3,290)
Loss from continuing operations	(15,295)	(15,112)

Discontinued operations, net of tax	-	28,346

Net (loss) income	$(15,295)	$13,234

Loss from continuing operations per share:
Basic	$(0.40)	$(0.39)
Diluted	(0.40)	(0.39)

Net (loss) income per share:
Basic	$(0.40)	$0.35
Diluted	(0.40)	0.35

Weighted average shares outstanding:
Basic	38,390	38,286
Diluted	38,390	38,286

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	September 30, 2025		September 30, 2024
Sales	$69,347	Sales	$67,115

Gross profit as reported	$24,366	Gross profit as reported	$23,497
Plus impact of other inventory reserves	-	Plus impact of PFAS and other inventory reserves	1,878
Adjusted gross profit	$24,366	Adjusted gross profit	$25,375

Gross margin as reported	35.1%	Gross margin as reported	35.0%

Adjusted gross margin	35.1%	Adjusted gross margin	37.8%

NINE MONTHS ENDED

	September 30, 2025		September 30, 2024
Sales	$185,027	Sales	$192,910

Gross profit as reported	$64,840	Gross profit as reported	$68,754
Plus impact of inventory fair value adjustment	120	Plus impact of inventory fair value adjustment	-
Plus impact of other inventory reserves	490	Plus impact of PFAS and other inventory reserves	3,323
Adjusted gross profit	$65,450	Adjusted gross profit	$72,077

Gross margin as reported	35.0%	Gross margin as reported	35.6%

Adjusted gross margin	35.4%	Adjusted gross margin	37.4%

CLARUS CORPORATION

RECONCILIATION FROM NET LOSS TO ADJUSTED NET INCOME
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended September 30, 2025
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	benefit	rate	(loss) income	EPS (1)
As reported	$69,347	$24,366	$27,392	$(2,244)	(58.1)%	$(1,617)	$(0.04)

Amortization of intangibles	-	-	(2,149)	1,751		398
Disposal of internally developed software	-	-	-	129		(129)
Restructuring charges	-	-	(155)	147		8
Transaction costs	-	-	(436)	(30)		466
Contingent consideration benefit	-	-	355	-		(355)
Inventory fair value of purchase accounting	-	-	-	(16)		16
Other inventory reserves	-	-	-	(57)		57
Legal costs and regulatory matter expenses	-	-	(1,001)	(287)		1,288
Stock-based compensation	-	-	(1,545)	(106)		1,651

As adjusted	$69,347	$24,366	$22,461	$(712)	(66.5)%	$1,782	$0.05

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share is calculated based on 38,402 basic and diluted weighted average shares of common stock. Adjusted net income per share is calculated based on 38,452 diluted shares of common stock.

	Three Months Ended September 30, 2024
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	(benefit) expense	rate	(loss) income	EPS (1)
As reported	$67,115	$23,497	$28,855	$(664)	(17.4)%	$(3,157)	$(0.08)

Amortization of intangibles	-	-	(2,416)	629		1,787
Restructuring charges	-	-	(478)	112		366
Transaction costs	-	-	(103)	23		80
Contingent consideration benefit	-	-	-	12		(12)
PFAS and other inventory reserves	-	1,878	-	427		1,451
Legal costs and regulatory matter expenses	-	-	(394)	171		223
Stock-based compensation	-	-	(1,547)	392		1,155

As adjusted	$67,115	$25,375	$23,917	$1,102	36.8%	$1,893	$0.05

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share is calculated based on 38,352 basic and diluted weighted average shares of common stock. Adjusted net income per share is calculated based on 38,455 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended September 30, 2025
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	benefit	rate	continuing operations	EPS (1)
As reported	$185,027	$64,840	$85,529	$(3,877)	(20.2)%	$(15,295)	$(0.40)

Amortization of intangibles	-	-	(6,586)	2,263		4,323
Impairment of indefinite-lived intangible assets	-	-	(1,565)	-		1,565
Disposal of internally developed software	-	-	(365)	177		188
Restructuring charges	-	-	(489)	186		303
Transaction costs	-	-	(686)	(1)		687
Contingent consideration benefit	-	-	355	-		(355)
Inventory fair value of purchase accounting	-	120	-	-		120
Other inventory reserves	-	490	-	-		490
Legal costs and regulatory matter expenses	-	-	(3,463)	(3)		3,466
Stock-based compensation	-	-	(4,568)	(1)		4,569

As adjusted	$185,027	$65,450	$68,162	$(1,256)	105.1%	$61	$0.00

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,390 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,440 diluted shares of common stock.

	Nine Months Ended September 30, 2024
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$192,910	$68,754	$89,023	$(3,290)	(17.9)%	$(15,112)	$(0.39)

Amortization of intangibles	-	-	(7,316)	1,511		5,805
Restructuring charges	-	-	(1,009)	208		801
Transaction costs	-	-	(168)	35		133
Contingent consideration benefit	-	-	125	(26)		(99)
PFAS inventory reserve	-	3,323	-	687		2,636
Legal costs and regulatory matter expenses	-	-	(3,795)	784		3,011
Stock-based compensation	-	-	(4,253)	879		3,374

As adjusted	$192,910	$72,077	$72,607	$788	58.9%	$549	$0.01

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,286 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,426 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM OPERATING INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended September 30, 2025				Three Months Ended September 30, 2024
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating income (loss)	$3,221	$(1,721)	$(4,526)	$(3,026)	$1,210	$(2,507)	$(4,061)	$(5,358)
Depreciation	550	344	-	894	640	340	-	980
Amortization of intangibles	222	1,927	-	2,149	286	2,130	-	2,416

EBITDA	3,993	550	(4,526)	17	2,136	(37)	(4,061)	(1,962)

Restructuring charges	1	154	-	155	189	289	-	478
Transaction costs	414	-	22	436	-	-	103	103
Contingent consideration benefit	-	(355)	-	(355)	-	-	-	-
Legal costs and regulatory matter expenses	322	-	679	1,001	194	-	200	394
Stock-based compensation	-	-	1,545	1,545	-	-	1,547	1,547
PFAS and other inventory reserves	-	-	-	-	1,878	-	-	1,878

Adjusted EBITDA	$4,730	$349	$(2,280)	$2,799	$4,397	$252	$(2,211)	$2,438

Sales	$48,688	$20,659	$-	$69,347	49,287	17,828	-	67,115

EBITDA margin	8.2%	2.7%		0.0%	4.3%	(0.2)%		(2.9)%
Adjusted EBITDA margin	9.7%	1.7%		4.0%	8.9%	1.4%		3.6%

CLARUS CORPORATION

RECONCILIATION FROM OPERATING LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Nine Months Ended September 30, 2025				Nine Months Ended September 30, 2024
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating loss	$(899)	$(6,978)	$(12,812)	$(20,689)	$(2,896)	$(4,544)	$(12,829)	$(20,269)
Depreciation	1,590	1,064	-	2,654	1,974	1,077	-	3,051
Amortization of intangibles	750	5,836	-	6,586	857	6,459	-	7,316

EBITDA	1,441	(78)	(12,812)	(11,449)	(65)	2,992	(12,829)	(9,902)

Restructuring charges	132	357	-	489	559	450	-	1,009
Transaction costs	570	40	76	686	-	-	168	168
Contingent consideration benefit	-	(355)	-	(355)	-	(125)	-	(125)
Legal costs and regulatory matter expenses	2,050	-	1,413	3,463	3,079	-	716	3,795
Impairment of indefinite-lived intangible assets	1,565	-	-	1,565	-	-	-	-
Disposal of internally developed software	-	365	-	365	-	-	-	-
Stock-based compensation	-	-	4,568	4,568	-	-	4,253	4,253
Inventory fair value of purchase accounting	-	120	-	120	-	-	-	-
PFAS and other inventory reserves	490	-	-	490	3,323	-	-	3,323

Adjusted EBITDA	$6,248	$449	$(6,755)	$(58)	$6,896	$3,317	$(7,692)	$2,521

Sales	$129,672	$55,355	$-	$185,027	132,496	60,414	-	192,910

EBITDA margin	1.1%	(0.1)%		(6.2)%	(0.0)%	5.0%		(5.1)%
Adjusted EBITDA margin	4.8%	0.8%		(0.0)%	5.2%	5.5%		1.3%